Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 and Form S-3 of our report dated September 25, 2007, relating to the financial statements of Evolution Petroleum Corporation and subsidiaries appearing in the Form 10-KSB for the period ended June 30, 2007.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

September 25, 2007

500 Dallas, Suite 2900
Houston, Texas 77002
Phone: 713-850-9814
Fax: 713-850-0725
www.heincpa.com